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                                                                    Exhihit 10.6


                            RETENTION BONUS AGREEMENT

         THIS RETENTION BONUS AGREEMENT is hereby entered into by Jeanne Prayther (the "Employee") and Daleen Technologies, Inc. (the "Company") as of the day and date noted on the last page hereof.

1. For purposes of this Retention Bonus Agreement, the following terms shall have the following meanings:

         A. "COMPANY GROUP" shall mean the Company and any parent or subsidiary of the Company (or a successor entity of any such entity).

         B. "EMPLOYMENT AGREEMENT" shall mean the employment agreement between the Employee and the Company.

         C. "EXECUTION DATE" shall mean the date on which this Retention Bonus Agreement is executed as noted on the last page hereof.

         D. "FIRST RETENTION DATE" shall mean the date which is six (6) months from the Execution Date.

         E. "RETENTION BONUS AMOUNT" shall mean thirty-seven thousand five hundred dollars ($37,500).

         F.       "SECOND RETENTION DATE" shall mean the date which is twelve
                  (12) months from the Execution Date.

2. In consideration for Employee's continued employment with the Company, if the Employee is employed by a member of the Company Group and has remained continuously employed by a member of the Company Group through the First Retention Date, the Company shall pay to the Employee a cash bonus in an amount equal to the Retention Bonus Amount within fifteen
         (15) days of such First Retention Date. Notwithstanding the foregoing, in the event of termination of the Employee's employment prior to the Employee's First Retention Date for any reason which results in the payment of separation benefits to the Employee under the terms and provisions of the Employee's Employment Agreement, the Company shall pay to the Employee a cash bonus within fifteen (15) days of such date of termination of employment in an amount equal to the Retention Bonus Amount noted below multiplied by a fraction equal to the number of days the Employee was employed following the Execution Date divided by one hundred eighty (180).

3. In consideration for Employee's continued employment with the Company, if the Employee is employed by a member of the Company Group and has remained continuously employed by a member of the Company Group through the Second Retention Date, the Company shall pay to the Employee a cash bonus in an amount equal to the Retention Bonus Amount within fifteen
         (15) days of such Second Retention Date. Notwithstanding the foregoing, in the event of termination of the Employee's employment prior to the Employee's Second Retention Date for any reason which results in the payment of separation benefits to the Employee under the terms and provisions of the Employee's Employment Agreement, the Company shall pay to the Employee a cash bonus within fifteen (15) days of such date of termination of employment in an amount equal to the Retention Bonus Amount multiplied by a fraction equal to the number of days the Employee was employed following the First Retention Date divided by one hundred eighty (180).

4. All terms and provisions of the Employee's Employment Agreement with the Company shall remain in full force and effect, and this Retention Bonus Agreement is intended only to supplement such terms and provisions, without in any way modifying such terms and provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Retention Bonus Agreement as of this 22ND day of AUGUST, 2001 (the "Execution Date").

COMPANY:                               EMPLOYEE:



DALEEN TECHNOLOGIES, INC.

                                       /s/ Jeanne Prayther
                                       -----------------------------------------
By: /s/ James Daleen                   Jeanne Prayther
    ----------------------------
Its: Chief Executive Officer